Exhibit 10.21

                           SEVERANCE AGREEMENT

                                                               February 19, 1999

BY FEDERAL EXPRESS

PRIVATE & CONFIDENTIAL

William C. Acton
47 Barrington Lane

Chester Springs, PA  19425

Dear Bill:

         This will confirm that you have voluntarily accepted the severance offer of Titanium Metals Corporation ("TIMET") under the terms and conditions described below:

     1. EMPLOYMENT TERMINATION DATE. Your last day of employment with TIMET will be March 5, 1999.

     2. SEPARATION PAYMENT AND BENEFITS. Per the Executive Severance Agreement dated September 27, 1996 between yourself and Titanium Hearth Technologies Inc.
(the  "Prior  Agreement"),   within  fourteen  (14)  calendar  days  after  your
termination date, TIMET will make a settlement payment in the amount of $300,000 less all customary or required withholdings. As additional consideration for this Agreement, TIMET will agree to continue your health care benefits (medical, dental, and vision) until the earlier of (a) the last day of the sixth full calendar month after the month in which you terminate employment or (b) the date you secure alternate health care benefits through another employer. Such benefits will be provided to you on the same terms as they are provided to other executives within TIMET during such period. The start date of the period for voluntary benefit continuation under COBRA would be at the end of the six-month period (i.e., the six months would not be counted against your COBRA period). You will also receive a lump sum payment equivalent to your cash incentive "profit sharing" bonus for 1998 at an individual performance level no less than "Fully Proficient".
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     3. GENERAL RELEASE OF ALL CLAIMS. In exchange for the payments and benefits provided to you under Paragraph 2 of this Agreement, you agree to be bound by the terms of this Agreement and the Prior Agreement, and you knowingly, voluntarily, and irrevocably release and forever discharge TIMET and its officers, directors, shareholders, employees, agents, predecessors, successors, heirs, purchasers, assigns, affiliates, subsidiaries, and all other persons or entities acting on its behalf (all of whom are expressly made third party beneficiaries of this Release), of and from all actions or causes of action, suits, debts, covenants, contracts, agreements, promises, obligations, damages, judgments, executions, liabilities, claims for attorney's fees and costs or disbursements, and any other claims or demands of whatever kind or nature, whether known or unknown, suspected or unsuspected, which against TIMET you or your heirs, executors, or administrators ever had, now have, or may have, including, but not limited to, all claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss.621 et seq. ("ADEA"), all claims under Title VII of the Civil Rights Act of 1964, as amended, all claims under the Americans with Disabilities Act, all claims under the Family and Medical Leave Act, all claims under the Occupational Safety and Health Act, all claims under the Employee Retirement Income Security Act of 1974, as amended (except for vested benefits), all claims under any law of the State of Colorado or Pennsylvania, all claims of breach of contract, all claims sounding in tort, all claims of wrongful discharge, and all other federal, state, or local constitutional, statutory, or common law claims or actions which in any way refer to or arise out of : (i) your employment with or separation of employment from TIMET, or (ii) any other claim which you have or may have which arises, in whole or in PART, OUT OF ANY INCIDENT OR CONDUCT WHICH OCCURRED PRIOR TO YOUR EXECUTION OF THIS AGREEMENT. BY SIGNING THIS AGREEMENT YOU EXPRESSLY AGREE AND UNDERSTAND THAT YOU ARE GIVING TO TIMET AND EACH OF ITS REPRESENTATIVES, SUBSIDIARIES, PARENT CORPORATIONS, AND AFFILIATES A GENERAL RELEASE OF ANY AND ALL CLAIMS THAT YOU MAY HAVE AGAINST TIMET OR ANY OF ITS REPRESENTATIVES, SHAREHOLDERS, SUBSIDIARIES, AFFILIATES AND OTHERS IDENTIFIED ABOVE.

4. ADEA AND OWBPA RELEASE. IN ADDITION TO THE GENERAL RELEASE contained in Paragraph 3 of this Agreement, in exchange for the benefits provided to you under this Agreement you also knowingly, voluntarily, and irrevocably discharge and release TIMET, and its officers, directors, employees, agents, subsidiaries, affiliates, shareholders, predecessors, successors and assigns, and all other persons acting on its behalf, from any claim arising under the ADEA and the Older Workers Benefit Protection Act ("OWBPA"). For purposes of the waiver and release set forth in this Paragraph 4, you acknowledge that by signing this Agreement and delivering a signed copy to TIMET, you agree and acknowledge that:

     a. the lump sum severance payment and other benefits you are receiving in exchange for your waiver and release are in excess of any benefits or anything of value to which you are otherwise entitled;

     b. you have been and are advised to consult with an attorney prior to signing this Agreement;

c. you have been given at least twenty-one (21) days after this Agreement is given to you to sign this Agreement and deliver the signed copy to TIMET (although you may choose to sign this Agreement and deliver it to TIMET sooner);

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         d.       you have been  given a period of seven (7) days after the date on which you signed this Agreement to void your signature and the provisions of this Agreement and revoke the waiver and release in writing;

         e. you have carefully read and fully understand all of the provisions of the General Release in Paragraph 3 and the waiver and release in this Paragraph 4, and you knowingly and voluntarily agree to the terms thereof; and

         f. you understand and agree that that this Agreement shall not be effective or enforceable, and no benefits will be provided to you under this Agreement, until seven (7) days after you have signed this Agreement.

5. You agree to return to TIMET on or before your Termination date, in good order and condition, all TIMET computers, mobile telephones, records, manuals, and any and all property belonging to any customer.

6. THIS AGREEMENT SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, without regard to its conflicts of law provisions. Should any clause or provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

     7. CONFIDENTIALITY AND PROTECTION OF PROPRIETARY INFORMATION. In consideration for the benefits outlined in this Agreement you agree to abide by the confidentiality (paragraph 4) and non-competition and solicitation agreement (paragraph 5) of the Prior Agreement.

8. You agree that this Agreement and the Prior Agreement set forth the entire understanding between the parties hereto, and fully supersede any prior agreements, contracts, or understandings between you and TIMET or Titanium Hearth Technologies ("THT"), whether written or verbal, express or implied.

9. You also agree that, except for the payments and benefits specifically described in this Agreement, after your Employment Termination Date, you will not be entitled to and will not receive any other payment or benefit of any kind from TIMET or THT, nor will you participate in any plan or program sponsored by TIMET or THT.

10. THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT CAN ONLY be changed by a written document, signed by you and an authorized representative of TIMET.

         Whether or not you choose to discuss this Agreement with an attorney, you should thoroughly review and understand this Agreement before you execute it. If, after you have carefully read and understand the terms and conditions of this Agreement, you wish to accept these terms and conditions, I ask that you sign and return to me the additional copy of this Agreement, acknowledging your acceptance, on or before March 12, 1999.

                                                     Sincerely,

                                    BY: /S/ LESLIE P.Lundberg

                                    Leslie P. Lundberg

                                    Title:   ______________________________
                                             VICE PRESIDENT,
                                             HUMAN RESOURCES

                                    DATE:   3-4-99
                                    Witness:  ____________________________

         After carefully reading and fully understanding all of the terms and conditions of this Agreement (including without limitation, the waivers and releases set forth in paragraphs 3 and 4), I hereby accept these terms and conditions with respect to the termination of my employment with TIMET. I acknowledge that I am not relying upon any other oral or written representation of any kind in signing this Agreement. I understand and agree that the terms of this Agreement (including without limitation, the waivers and releases set forth in PARAGRAPHS 3 AND 4) ARE BINDING UPON BOTH ME AND MY HEIRS, EXECUTORS, ADMINISTRATORS, AND SUCCESSORS. I ALSO ACKNOWLEDGE THAT THE WAIVERS AND RELEASES CONTAINED IN PARAGRAPHS 3 AND 4 CONSTITUTE KNOWING AND VOLUNTARY WAIVERS AND RELEASES OF ALL LEGAL CLAIMS THAT I MAY HAVE AGAINST TIMET AND THE OTHERS NAMED THEREIN.

 /S/ WILLIAM C. ACTON                     3-2-99
EMPLOYEE'S SIGNATURE                      Date